Exhibit 10.1
Obligor No. 0184735387
Amendment Agreement

Amendment No. 1 to Third Amended and Restated Line of Credit Agreement,
Amendment No. 1 to Line of Credit Notes and Amendment No. 1to Guaranty
Obligation No. 1e~&90000,3_

THIS AGREEMENT is made as of April 25,'2008, by and between AGREE LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), and AGREE REALTY CORPORATION, a Maryland corporation ("Guarantor"), and LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association, individually and as Agent for the Lenders (the "Agent") and FIFTH THIRD BANK, a Michigan banking corporation (together with Agent, the "Lenders").

RECITALS:

A. Borrower, the Guarantor, Agent and Lenders entered into a Third Amended and Restated Line of Credit Agreement, dated November 27, 2006 (as amended from time to time, the "Loan Agreement"), pursuant to which the Lenders extended to the Borrower a Line of Credit, as evidenced by (i) a Line of Credit Note executed by Borrower in favor of Agent dated November 3, 2006, in the principal amount of $30,000,000.00 (as amended from time to time, the "LaSalle Note") and (ii) a Line of Credit Note executed by Borrower in favor of Fifth Third dated November 3, 2006, in the principal amount of $20,000,000.00 (the "Fifth Third Note"), supported by a Guaranty, executed by the Guarantor, dated November 3, 2006 (the "Guaranty"). The foregoing documents and any other documents and instruments executed in conjunction therewith are herein referred to collectively as the "Loan Documents".

B. The Borrower has requested an increase to the Loan described in the Loan Agreement and modification to certain of the terms and provisions of the Loan Documents and the Lenders and Guarantor are agreeable thereto, on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration the receipt and sufficiency whereof are hereby acknowledged, Borrower, Guarantor and the Lenders hereby agree as follows:

1. The Borrower hereby warrants and represents:

The Borrower is a Delaware limited partnership duly organized and validly existing under the laws of the State of Michigan. All of the general partners of the Borrower have approved of the Borrower executing and delivering this Amendment Agreement and the Borrower has duly authorized and validly executed and delivered this Amendment Agreement.
This Amendment Agreement, the Loan Agreement and the Note (as hereby amended) are valid and enforceable according to their terms and do not conflict with or violate Borrower's organizational documents or any agreement or covenants to

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c. The Guaranty is valid and enforceable in accordance with its terms and the Guarantor presently has no valid and existing defense to liability thereunder.

2. Amendment to LaSalle Note. The LaSalle Note is hereby amended in the following respects only:

The principal sum of the LaSalle Note is hereby increased from "$30,000,000.00" to "$35,000,000.00." Accordingly, the reference to "Thirty Million Dollars ($30,000,000.00)" in the second paragraph on page 1 of the LaSalle Note is replaced with 'Thirty-Five Million Dollars ($35,000,000.00).
The reference to "$50,000,000.00" in the first paragraph of page 1 of the LaSalle Note is replaced with "$55,000,000.00"

3. Amendment to Fifth Third Note. The Fifth Third Note is hereby amended in the following respects only:

a. The reference to "$50,000,000.00" in the first paragraph of page 1 of the Fifth Third Note is replaced with "$55,000,000.00,'

4. Amendment to Loan Agreement. The Loan Agreement is hereby amended in the following respects only:

a. The definition of "Available Loan Amount" on page 3 of the Loan Agreement is amended and restated in its entirety as follows:

"Available Loan Amount" means $55,000,000, as the same may be subsequently increased pursuant to Section 5.13, but in no event to exceed the Borrowing Base.

b. The definition of "Maximum Loan Amount" on page 9 of the Loan Agreement is amended and restated in its entirety as follows:

"Maximum Loan Amount" means $55,000,000, as such amount shall be reduced pursuant to Section 2.10 or increased pursuant to Section 2.25 or otherwise reduced pursuant to the terms and conditions of this Agreement

C. Section 6.8 on page 45 of the Loan Agreement is amended and restated in its entirety as follows:

Section 6.8 No Unsecured Indebtedness. Neither Borrower nor
Company will incur any unsecured Indebtedness, except for

Indebtedness that is (i) accounts payable incurred in the ordinary course of business, (ii) non-recourse debt and (iii) payment obligations under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements between such Person and Agent, either individually, or on behalf of itself and other lenders.

5. Amendment to Guaranty. The Guaranty is hereby amended in the following respects only:

a. The reference to the principal amount of the Loan in the second paragraph on page 2 of the Guaranty is increased from "$50,000,000" to "$55,000,000.,,

6. Guarantor acknowledges and consents to the amendments to the Loan Documents herein provided and agrees that the Guaranty shall continue and remain in full force and effect with respect to the Loan Documents as herein amended.

7. Except as amended herein and in any other amendments executed in conjunction herewith, the Loan Documents shall remain in full force and effect.

signatures on following page

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date stated in the first paragraph above.

Borrower:
AGREE LIMITED PARTNERSHIP
A Delaware limited partnership

By:	s/s Richard A. Agree
Its:	President

Guarantor:
AGREE REALTY CORPORATION
A Maryland corporation

By:	s/s Richard A. Agree
Its:	President

Agent:
LASALLE BANK MIDWEST NATIONAL
ASSOCIATION, a national banking association

By:	s/s Kathleen W. Bozek
Its:	Vice President

Fifth Third:
FIFTH THIRD BANK
a Michigan banking association

By:	s/s Michael J. Macklem
Its:	Vice President